UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 15, 2010

SMITHTOWN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New York	000-13314	11-2695037

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York	11788

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-360-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On July 15, 2010, Smithtown Bancorp, Inc. (“Smithtown”), a New York corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with People’s United Financial, Inc. (“People’s”), a Delaware corporation. Pursuant to the Merger Agreement, People’s will acquire Smithtown in a stock and cash merger transaction valued at approximately $60 million, based on the 5-day average closing price of People’s common stock for the period ended July 14, 2010.

The Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement), Smithtown will be merged with and into People’s (the “Merger”), with People’s continuing as the surviving corporation. Simultaneously with the effective time of the Merger, Smithtown’s subsidiary Bank of Smithtown will be merged with and into People’s’ subsidiary People’s United Bank.

The Merger Agreement has been unanimously approved by the board of directors of each of Smithtown and People’s.  Subject to the approval of Smithtown’s common shareholders, regulatory approvals and other customary closing conditions, the parties anticipate completing the transaction in the fourth quarter of 2010.

In connection with the Merger, the Smithtown shareholders will receive consideration equal to $2.00 cash plus 0.1430 shares of People’s common stock for each share of Smithtown common stock held by them, which represents approximately $4.00 per share of Smithtown common stock, based on the 5-day average closing price of People’s common stock for the period ended July 14, 2010.  Smithtown’s common shareholders as of the record date for the special meeting of shareholders to be held to approve the Merger Agreement will be entitled to elect to receive the merger consideration in shares of People’s common stock or in cash, subject to election, allocation and proration procedures as provided for in the Merger Agreement.  Aggregate consideration for the outstanding Smithtown common stock comprises approximately 2.1 million shares of People’s common stock, and is based on approximately 15 million shares of Smithtown common stock currently outstanding.

As stated above, the Merger is subject to the approval of Smithtown’s common shareholders, regulatory approvals and other customary closing conditions.

Smithtown and People’s have each agreed to certain covenants in the Merger Agreement, pursuant to which they are, among other things, required to use their reasonable best efforts to obtain shareholder approval, to file a registration statement (including a proxy statement) in connection with the transaction and the necessary shareholder approval, to cooperate in issuing press releases and to take other actions necessary to consummate the Merger.

The Merger Agreement provides certain termination rights for both Smithtown and People’s, and further provides that upon termination of the Merger Agreement under certain circumstances, Smithtown will be obligated to pay People’s a termination fee of $2.4 million.

The Merger Agreement contains a “no shop” provision that, in general, restricts Smithtown’s ability to solicit third party acquisition proposals or, subject to certain exceptions, provide information to or engage in discussions or negotiations with third parties that have made or are reasonably likely to make an acquisition proposal.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates.  Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement and generally were solely for the benefit of the parties to that agreement. Investors should read the Merger Agreement together with the other information concerning Smithtown and People’s that each company publicly files in reports and statements with the Securities and Exchange Commission.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 15, 2010, between People’s United Financial, Inc., and Smithtown Bancorp, Inc.

In connection with the proposed merger, People’s United Financial, Inc. (“People’s”) will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Smithtown and a Prospectus of People’s, as well as other relevant documents concerning the proposed transaction.  Investors are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Investors will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about People’s and Smithtown at the SEC’s Internet site (http://www.sec.gov).  Investors will also be able to obtain these documents, free of charge, from People’s by accessing People’s website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Smithtown by accessing Smithtown’s website at www.bankofsmithtownonline.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

People’s and Smithtown and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Smithtown in connection with the proposed merger.  Information about the directors and executive officers of People’s is set forth in the proxy statement for People’s’ 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 23, 2010.  Information about the directors and executive officers of Smithtown is set forth in the proxy statement for Smithtown’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2010.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Investors may obtain free copies of this document as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithtown Bancorp, Inc.
(Registrant)

Date: July 16, 2010	By:	/s/ Christopher Becker
Executive Vice President and
Chief Financial Officer